UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 18, 2007
(Date of earliest event reported)

Maxim Integrated Products, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16538	94-2896096
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 San Gabriel Drive
Sunnyvale, California    94086
(Address of principal executive offices including zip code)

(408) 737-7600
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On July 18, 2007, the Compensation Committee of the Board of Directors (the "Compensation Committee") of Maxim Integrated Products, Inc. (the "Company") approved a new compensation model for the officers of the Company, including the Chief Executive Officer, the Chief Financial Officer and the other named executive officers, for fiscal year 2008. The aggregate performance-based target bonus pool for officers under this new compensation model is equal to 1.8% of the Company's non-GAAP operating profit before taxes (excluding stock-based compensation) for fiscal year 2008. The amount of the aggregate target bonus pool is dependent upon the following three company-wide performance metrics: (i) the achievement of growth targets for non-GAAP operating profit before taxes (excluding stock-based compensation), (ii) the Company's stock price performance relative to the Philadelphia Semiconductor Index (SOX), and (iii) the achievement of targets for return on invested capital. In addition, each officer's share of the bonus pool is also dependent upon personal performance.

The compensation model also includes an equity component providing for the grant of up to 800,000 performance shares to the officers as a group. The performance shares will have a two-year measurement period that, (i) for officers heading an operating business unit, vest upon meeting operating profit growth targets and operating margin targets, and (ii) for officers not heading an operating business unit, vest upon the achievement of Company growth targets for non-GAAP operating profit before taxes (excluding stock- based compensation), the Company's stock price performance relative to the Philadelphia Semiconductor Index (SOX), and the achievement of targets for return on invested capital. Officers must also be employed at the end of the two-year measurement period to vest in the performance shares. The performance shares have not yet been allocated or approved and will be considered at a future meeting of the Compensation Committee. The compensation model also includes the grant of stock options for long-term compensation; however, the Compensation Committee elected to defer any decisions regarding the grant of stock options to officers until a future date.

The Compensation Committee also increased the annual base salary of Tunc Doluca, the Company's Chief Executive Officer, from $400,000 to $500,000 retroactive to his taking office on January 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Maxim Integrated Products, Inc.

By: /s/ Tunc Doluca Tunc Doluca President and Chief Executive Officer

Date: July 24, 2007